Exhibit 10.15

Amendment to Costa Employment Agreement

First Amendment to Employment Agreement

This First Amendment to Employment Agreement (this "First Amendment") is entered into as of December 31, 2009 by and between Eastman Chemical Company ("Eastman") and Mark J. Costa ("Costa") (collectively referred to as the "Parties") concerning that certain Employment Agreement (the "Agreement") between the Parties entered into as of May 4, 2006.

The Parties agree that effective as of the date of this First Amendment, Section 6 of the Agreement is hereby amended to delete Section 6(a) (which provided an annual personal travel allowance of $75,000) and restated in its entirety as follows:

"6.           PERSONAL BENEFITS AND PROVISIONS. In addition to other payments and benefits provided hereunder, (a) Costa will receive customary perquisites as provided to other Eastman executive officers; and (b) the annual personal travel allowance of $75,000 previously provided in Section 6(a) of this Agreement shall be included in Costa’s annual cash compensation, comprised of his annual base salary and target annual variable cash incentive pay."

Except as amended by this First Amendment, the Agreement remains in full force and effect.

Norris P. Sneed	Mark J. Costa	Date
Senior Vice President Manufacturing Support and Chief Administrative Officer	Executive Vice President Specialty Polymers, Coatings and Adhesives, and Chief Marketing Officer

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Eastman Chemical Company – CONFIDENTIAL INFORMATION